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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

KANAKARIS WIRELESS SIGNS LOI TO ACQUIRE THE LOS ANGELES FILM SCHOOL;

PROPOSED ACQUISITION INCLUDES HIGH DEFINITION TV STUDIO, THEATER,
RECORDING STUDIO AND CAMPUS FACILITIES IN HOLLYWOOD

ALISO VIEJO, Calif., May 31--Kanakaris Wireless (OTC Bulletin Board: KKRS - news) has signed a letter of intent to acquire the Los Angeles Film School, a state-of-the-art facility occupying six floors of the former RCA headquarters at 6363 Sunset Blvd. in Hollywood, California. Curriculum includes a 20-week course taught by industry professionals with full student access to filming and editing equipment used in major motion pictures. Facilities include a THX/Dolby Digital stadium-style theater for 35 mm, 16 mm and video, 96-track digital sound recording and mixing facility that is the site of classic recordings by Elvis Presley and the Rolling Stones as well as movie soundtracks and recent hits. The school is also home to North America's premier high-definition TV production facilities featuring Sony HDTV cameras and equipment as well as two soundstages, large-screen video projection classrooms, Internet interfaces, Avid, Pro Tools, Panavision and Arri BL 35 mm film cameras and extensive other tools.

"From a revenue, content, growth and strategic positioning standpoint, the proposed Kanakaris Wireless acquisition of the Los Angeles Film School represents a major step forward in the Kanakaris business plan," said Kanakaris Wireless Chief Technology Officer Robert Wood.

"We look forward to expanding this hands-on, world leading film school and preserving the great culture of Hollywood filmmaking and the historic 6363 Sunset Blvd. location," said James Golff, Editor-in-Chief of CinemaPop.com, the Kanakaris Wireless movie web site. "We are excited about the revenue and technology power base which we believe the Los Angeles Film School can provide," he added.

"This adds another established business with multiple revenue streams to Kanakaris Wireless. It provides an integrated forum for entertainment and technology businesses of Kanakaris such as AK.TV, the first world TV channel viewable on Pocket PCs, CinemaPop.com, the leading online movie web site, and WordPop.com, the next generation electronic book web site. It also expands both the entertainment industry and worldwide business recognition of Kanakaris during a period which is determining who the leaders of the next phase of the digital revolution will be," said Kanakaris Wireless President and Chief Executive Officer Alex Kanakaris.

The parties anticipate closing the acquisition within two weeks subject to the completion of due diligence and acceptance by both parties to final terms and conditions.

The faculty of the Los Angeles Film School includes distinguished and accomplished Hollywood leaders, including Dean of the School Amadeo D'Adamo, Pat Olmstead and others. Further information may be obtained at www.LAFilm.com.

In addition to having the Los Angeles Film School division report to the Board of Kanakaris Wireless, Kanakaris Wireless plans to house a financial officer for all its divisions and several employees dedicated to its Internet and technology services at the historic 6363 Sunset Blvd., Hollywood location. Kanakaris will also maintain its Internet offices in Aliso Viejo, CA.

          About the Los Angeles Film School
          For information on the Los Angeles Film School go to www.LAFilm.com.

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About Kanakaris Wireless

For further information on Kanakaris Wireless business and consumer services go to www.KANWIN.com. To view the Kanakaris online movie web site, utilizing the Kanakaris CinemaWEAR (TM) encoding process, go to www.CinemaPOP.com. For shareholder relations contact Colby Marceau 714-444-0560. For press interviews only contact Alex Kanakaris 310-345-9291.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995.

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risk and uncertainties. The actual future results of Kanakaris Wireless could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to obtain financing as the need arises, the overall state of the Internet and e-commerce industries and the data control console industry, economic conditions generally, the financial health of our customers, market acceptance of new product or service introductions by us or our competitors, the timing of expenditures in anticipation of future sales, returns of our data control console products and the timing and nature of revenues from our Internet and e-commerce businesses and data control console product sales that are recognized during any particular quarter. The inclusion of forward-looking statements should not be regarded as a representation or guarantee by Kanakaris Wireless or any other person that our objectives or plans will be achieved. CinemaWEAR, KANWIN and SuperBroadband are trademarks of Kanakaris Wireless.